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                                                                EXHIBIT (A)(14)

                               SUPPLEMENT TO THE
                          OFFER TO PURCHASE FOR CASH
                                      BY
                               AMP INCORPORATED
                                      OF
                  UP TO 30,000,000 SHARES OF ITS COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                      AT
                               $55 NET PER SHARE
                             DATED OCTOBER 9, 1998


 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 25, 1998, UNLESS THE OFFER IS EXTENDED.


                                                              November 16, 1998

To Our Clients:

  Enclosed for your consideration are the Supplement, dated November 16, 1998 (the "Supplement") to the Offer to Purchase, dated October 9, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, and together with the Offer to Purchase constitute the "Offer") setting forth an offer by AMP Incorporated, a Pennsylvania corporation (the "Company"), to purchase up to 30,000,000 shares of its common stock, without par value (including the associated common stock purchase rights) (the "Shares"), at $55 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

  The Company will pay $55 per Share (the "Purchase Price") for up to 30,000,000 Shares validly tendered pursuant to the Offer and not properly withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to proration described in "Section 1. Number of Shares; Proration" of the Offer to Purchase, as amended. The Purchase Price will be paid in cash, net to the seller, with respect to all Shares purchased. Shares tendered and not purchased because of proration or invalid tender will be returned to shareholders.

  A tender of Shares pursuant to the Offer will include a tender of the associated common stock purchase rights (the "Rights"). No separate consideration will be paid for such Rights. For a description of the Rights, see Section 10 of the Offer to Purchase, as amended.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended, and the Letter of Transmittal.

  Your attention is invited to the following:

    1. The offer price is $55 per Share, net to you in cash.

    2. The Offer is for up to 30,000,000 Shares, constituting approximately 13.71% of the total Shares outstanding as of October 7, 1998 (excluding presently exercisable options and the 25 million Shares sold to
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  AMP's flexible employee trust). The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase, as amended.

    3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, November 25, 1998, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

    4. As described in the Offer to Purchase, as amended, if more than 30,000,000 Shares have been validly tendered and not properly withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, as amended, the Company will purchase Shares on a pro rata basis. See Section 1 of the Offer to Purchase, as amended, for a discussion of proration.

    5. Tendering shareholders will not be obligated to pay any brokerage commissions or solicitation fees to the Company, the Dealer Managers or the Information Agent on the Company's purchase of Shares in the Offer. Any stock transfer taxes applicable to the purchase of Shares by the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MAKING OF THE OFFER. HOWEVER, SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES.

  If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.


                                       2
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                               INSTRUCTION FORM
                  WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                    UP TO 30,000,000 SHARES OF COMMON STOCK
                                      OF
                               AMP INCORPORATED
                             AT $55 NET PER SHARE

  The undersigned acknowledge(s) receipt of your letter and the enclosed Supplement, dated November 16, 1998 (the "Supplement") to the Offer to Purchase, dated October 9, 1998, and the related Letter of Transmittal (which, as amended from time to time, and together with the Offer to Purchase constitute the "Offer") in connection with the Offer by AMP Incorporated (the "Company") to purchase up to 30,000,000 shares of its common stock, without par value (the "Shares"), at a purchase price of $55 per Share, net to the undersigned in cash, specified by the undersigned, upon the terms and subject to the terms and conditions of the Offer.

  The undersigned further acknowledges that a tender of Shares pursuant to the Offer will include a tender of the associated common stock purchase rights (the "Rights"), and that no separate consideration will be paid for such Rights. For a description of the Rights, see Section 10 of the Offer to Purchase, as amended.

  This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

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                       Number of Shares to be Tendered:*

                                       Shares
 ------------------------------------------------------------------------------

  THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                                        SIGN HERE

                                          -------------------------------------
                                                      Signature(s)

                                          -------------------------------------
                                                      Print Name(s)
                                          -------------------------------------

                                          -------------------------------------
                                                       Address(es)

                                          -------------------------------------
                                             Area Code and Telephone Number

                                          -------------------------------------
                                           Social Security or Taxpayer ID No.

Dated:       , 199

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.